 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant  ☒                   Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PLEXUS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

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One Plexus Way
P.O. Box 156
Neenah, Wisconsin 54957-0156
SUPPLEMENT TO PROXY STATEMENT
To the Shareholders of Plexus Corp.:
The information contained herein supplements the definitive proxy statement of Plexus Corp. (“Plexus”), which was filed with the Securities and Exchange Commission on December 13, 2016, relating to the annual meeting of shareholders to be held at The Pfister Hotel, located at 424 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, on Wednesday, February 15, 2017, at 8:00 a.m. Central Time. The Board of Directors continues to recommend that shareholders vote:

•	FOR each of the nine nominees for election to the Board of Directors;

•	FOR the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as Plexus’ independent auditors for fiscal 2017;

•	FOR approval of the compensation of Plexus’ named executive officers, as disclosed in the proxy statement; and

•	FOR the holding of future advisory votes to approve named executive officer compensation EVERY YEAR (i.e., “1 Year” on the proxy card or internet voting instruction).
Plexus has engaged D.F. King & Co., Inc. to assist in the solicitation of proxies and to provide informational support and analysis for $12,500 plus expenses.
As a reminder, if for any reason you desire to revoke a submitted proxy, your proxy may be revoked at any time prior to the annual meeting by submitting a duly executed proxy bearing a later date (including via www.proxyvote.com by entering your personal 16 digit control number), by written notice filed with the secretary, or acting secretary, of the annual meeting or by oral notice to the presiding officer during the annual meeting. If a broker, bank or other nominee holds your shares and you wish to change your proxy prior to the voting thereof, please contact the broker, bank or other nominee to determine whether, and if so how, such proxy can be revoked.
Your vote is important. Plexus appreciates your support.
By order of the Board of Directors
Angelo M. Ninivaggi
Senior Vice President, Chief Administrative Officer,
General Counsel and Secretary

Neenah, Wisconsin
February 1, 2017